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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the caption "Experts" and to the use of our report dated February 27, 2004 (except for the second paragraph of Note 12, as to which the date is May 10, 2004), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-112437) and related Prospectus of Metabasis Therapeutics, Inc. for the registration of shares of its common stock.

                      /s/  ERNST & YOUNG LLP

San Diego, California
May 10, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS